UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2010

A5 LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10300 Chemin de la Cote-De-Liesse, Lachine, Quebec	H8T 1A3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(514) 420-0333

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01            Entry into Material Definitive Agreement

On June 18, 2010 A5 Laboratories Inc. (“we”, “us”, “our”) entered into a CRO asset acquisition agreement and an Interferon asset acquisition agreement with Vida Nutra Pharma Inc. Pursuant to the terms of the agreements, upon the closing of the agreements, we will acquire certain hard assets related to the business of contract research activities as well as naturally produced interferon technology in exchange for options to acquire 1,000,000 shares of our common stock at a price of $0.001 per share for a period of 60 months from the date of closing. Vida Nutra Pharma Inc., is a company controlled by our sole director and officer, Richard Azani.

Due to conditions precedent to closing and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the acquisitions as contemplated in the agreements.

Full copies of the agreements are filed as Exhibits 10.1 and 10.2.

Item 9.01            Financial Statements and Exhibits

10.1	CRO Asset Acquisition Agreement dated June 18, 2010

10.2	Interferon Asset Acquisition Agreement dated June 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A5 LABORATORIES INC.

/s/ Richard Azani
Richard Azani
President and Director

Date: June 23, 2010